As filed with the Securities and Exchange Commission on August 17, 2007

Registration No. 333-110599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Post-Effective Amendment No. 1
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

AEROFLEX INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York (Address of Principal Executive Offices)	11803 (Zip Code)

______________

Leonard Borow
Chief Executive Officer
Aeroflex Incorporated
35 South Service Road
Plainview, New York 11803
(Name and Address of Agent For Service)

(516) 694-6700
(Telephone Number, Including Area Code, of Agent for Service)
______________

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  o

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 DEREGISTERING OF SHARES

This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-3 (File No. 333-110599) of Aeroflex Incorporated (the “Company”).

On August 15, 2007, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 25, 2007, by and among AX Holding Corp. (“Parent”), AX Acquisition Corp. (“Merger Sub”) and the Company, Merger Sub merged with and into the Company (the “Merger”), and all shares of Company common stock have been converted into the right to receive $14.50 in cash.

There are no longer any securities of the Company outstanding other than the Company common stock owned by Parent, and the Company intends to deregister all of its outstanding securities.  The Company hereby removes from registration all securities covered by this Registration Statement, which were not issued by the Company pursuant to the Registration Statement and related prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, New York, on the 16th of August, 2007.

AEROFLEX INCORPORATED

By:	/s/ Leonard Borow
Leonard Borow
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harvey R. Blau	Authorized Signatory	August 16, 2007
Harvey R. Blau

/s/ John Adamovich, Jr.	Senior Vice President and Chief Financial Officer
John Adamovich, Jr.	(Principal Financial Officer)	August 16, 2007

/s/ Charles Badlato	Vice President, Treasurer and Assistant Secretary
Charles Badlato	(Principal Accounting Officer)	August 16, 2007